UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2018
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation ("Chemical") held its annual meeting of shareholders on Wednesday, April 25, 2018. At that meeting, the shareholders voted on three proposals noted below, as described in Chemical's Proxy Statement dated March 16, 2018. Following is a tabulation of the votes with respect to each proposal.
Proposal 1
Proposal 1 was the election of directors. The following directors were elected with the following votes to service until the 2019 annual meeting of shareholders or until their respective successors are duly elected and qualified:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes

James R. Fitterling	54,561,304	1,630,628	—
Ronald A. Klein	51,202,623	4,989,309	—
Richard M. Lievense	52,317,350	3,874,582	—
Barbara J. Mahone	54,059,594	2,132,338	—
Barbara L. McQuade	55,554,283	637,649	—
John E. Pelizzari	55,535,697	656,235	—
David T. Provost	55,228,770	963,162	—
Thomas C. Shafer	51,522,841	4,669,091	—
Larry D. Stauffer	54,528,390	1,663,542	—
Jeffrey L. Tate	54,592,727	1,599,205	—
Gary Torgow	51,955,021	4,236,911	—
Arthur A. Weiss	55,315,715	876,217	—
Franklin C. Wheatlake	54,296,750	1,895,182	—
Proposal 2
Proposal 2 was a proposal to ratify the appointment of KPMG LLP as Chemical's independent registered public accounting firm for the year ending December 31, 2018. This proposal was approved with the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes

60,618,298	3,148,717	70,383	—
Proposal 3
Proposal 3 was a non-binding advisory proposal to approve Chemical's executive compensation. This proposal was approved with the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes

53,623,444	2,338,642	229,845	7,645,466

A non-binding advisory proposal to approve Chemical's executive compensation will next occur in connection with Chemical's 2019 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 30, 2018	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Dennis L. Klaeser
Dennis L. Klaeser Executive Vice President and Chief Financial Officer